EXHIBIT 10.7(a)

SCHEDULE A TO EXHIBIT 10.6(a)

The following individuals entered into Director Deferred Fee Plans with The Ohio Valley Bank Company identified below which are identical to the Director Deferred Fee Plan, dated December 18, 2012, between Anna P. Barnitz and The Ohio Valley Bank Company filed herewith.

Name	Date of Director Deferred Fee Plan

Thomas E. Wiseman	December 18, 2012

Steven B. Chapman	December 18, 2012

Harold A. Howe	December 18, 2012

Brent A. Saunders	December 18, 2012

David W. Thomas	December 18, 2012

Lannes C. Williamson	December 18, 2012

Jeffrey E. Smith	May 20, 2003